Exhibit 3.1

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
MARTIN MIDSTREAM GP LLC,
A DELAWARE LIMITED LIABILITY COMPANY

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF MARTIN MIDSTREAM GP LLC (this “Agreement”), dated as of November 23, 2021 (the “Effective Date”), is adopted, executed, and agreed to by the sole Member (as defined below).

1.FORMATION. Martin Midstream GP LLC (the “Company”) has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).
2.TERM. The Company shall have a perpetual existence.
3.PURPOSES. The purposes of the Company are to engage in the operation and management of MMLP, its Subsidiaries and Joint Ventures and any other Persons which MMLP may have an Equity Interest, whether directly or indirectly, in accordance with the Governing Documents in effect from time to time of such Persons and the ownership of Equity Interests of MMLP and in any other lawful act or activity incidental or related thereto authorized by the Board and, if required, the Member.
4.SOLE MEMBER. MMGP Holdings LLC, a Delaware limited liability company, is the sole member of the Company (the “Member”), succeeding MRLLC, as the sole member of the Company as a result of a transfer of 100% of the membership interests of the Company on August 30, 2013.
5.CONTRIBUTIONS. MRLLC made an initial contribution to the capital of the Company in the amount of $1,000.00, and subsequently made additional contributions to the capital of the Company. Without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.
6.DISTRIBUTIONS. The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company and (b) to enjoy all other rights, benefits, and interests in the Company. To the extent there is Cash Available for Distribution, the Company shall automatically, with no action required by the Board, distribute such Cash Available for Distribution to the Member within seven days following receipt of distributions or dividends from MMLP or receipt of cash from any other source; and the Board may establish procedures to automate such cash distributions.
7.MANAGEMENT.
(a)Management by the Board. Except as otherwise required by this Agreement or by non-waivable provisions of applicable law, the powers, business and affairs of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of directors (“Board”). No director in his or her individual capacity shall have the authority to manage the Company or approve matters related to, or otherwise to bind the Company.

(b)Board Composition. The Board shall consist of five directors, and each director shall be a natural person. Each director shall be a “manager” (within the meaning of Section 18-101 of the Act). Directors need not be residents of the State of Delaware or Members of the Company. Directors shall be designated, nominated, appointed and elected by the Member. The number of Directors of the Company may be changed by the Member.
(c)Board Meetings, Notices and Expenses. The Board shall meet regularly, which shall be at least quarterly, at the offices of the Company (or such other place as determined by the Board) on a schedule determined by the Board from time to time. Special meetings of the Board shall be held at the offices of the Company (or such other place as shall be determined by the Board), and may be called by any director upon not less than two (2) Business Days’ prior written notice, to all directors. The notice shall set forth the matters to be considered at the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened. The reasonable costs and expenses incurred by any director in connection with any meeting of the Board shall be borne and paid by the Company (and any director may obtain reimbursement from the Company for any such reasonably documented costs and expenses).
(d)Board Appointment Powers. The Board, in its discretion, may (i) elect a chairman of the Board who shall preside at any meetings of the Board, (ii) appoint one or more officers or agents with such power and authority as the Board may designate, or (iii) establish committees of the Board and delegate any of its responsibilities, except as otherwise prohibited by applicable law, to such committee. All directors shall be entitled to not less than two (2) Business Days’ prior written notice of, and be present as non-voting observers at, any meeting of a Board committee, provided, however, that only committee members shall be entitled to be present when such committee determines it is appropriate to go into an executive or private session. The Board shall continue to maintain an Audit Committee and a Conflicts Committee.
(e)Board Quorum Requirements. Except as otherwise provided in this Section 7(e) or required by law, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a regularly held or a properly called special meeting cannot be convened as a result of the absence of a quorum, then directors present at such meeting, although less than a quorum, may act to adjourn the meeting to a date and time that is not less than 48 hours after the original date and time for such meeting, and notice of such new date and time, and the fact that such adjourned meeting has been adjourned pursuant to this Section 7(e) in order to establish a quorum, shall be given immediately following such adjournment by facsimile transmission, by e-mail correspondence or by other electronic transmission pursuant to Section 11 to each director. If a meeting adjourned in accordance with the preceding sentence cannot be convened at the newly appointed date and time because the directors that were not present at the original meeting are also not present at the adjourned meeting and such absence results in the failure to obtain a quorum at such adjourned meeting, then directors present at such adjourned meeting shall constitute a quorum but only with respect to matters originally included on the agenda for such meeting.
(f)Board and Conflicts Committee Approval Requirements.
(i)Except as provided in Section 7(f)(ii), on all matters requiring the vote or action of the Board each director shall be entitled to one vote, and such actions must be authorized (A) at a Board meeting at which a quorum is present, by the affirmative vote of at least a majority of those directors present, or (B) by the unanimous written consent of the Board. For the avoidance of doubt, except for any action or transaction for which Conflicts Committee approval is required, the Board may, under this Section 7(f)(i), approve, or delegate for approval to any committee, officer or agent, as shall be determined by the Board from time to time, any such action or transaction by the Company or any Martin Group Company.
(ii)Any action by the Company or any Martin Group Company that must be approved by the Conflicts Committee under the terms of the Omnibus Agreement, the MMLP Partnership Agreement or otherwise must be authorized by the Conflicts Committee, (A) at a meeting of the Conflicts Committee, by the affirmative vote of a majority of the members of the Conflicts Committee, or (B) by the unanimous written consent of the Conflicts Committee.
(iii)Any action permitted or required to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the directors entitled to vote thereon. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or the applicable committee thereof. Subject to the requirements of the Act, the certificate of formation of the Company or this Agreement for notice of meetings, a director may participate in and hold a meeting of the Board or any committee thereof by means of a telephone conference or similar communication method by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened or is not called or convened in accordance with this Agreement.
(g)Annual Business Plan. Subject to the provisions of this Agreement, the Company shall cause each Martin Group Company to conduct its business and operations pursuant to the Annual Business Plan. The directors, officers and agents of the Company and Martin Group Companies shall have the authority to implement, and conduct the business and operations of the Martin Group Companies in accordance with the Annual Business Plan then in effect. No further approval under Section 7(f)(i) is necessary for (i) any action authorized in an Annual Business Plan or (ii) capital projects authorized in an Annual Business Plan.
8.INSURANCE. The Company shall carry general liability, casualty and directors’ and officers’ liability insurance and other insurance in such amounts and having such terms as is prudent and customary for businesses of the nature carried on by the Company and as may be required by any of its third party contracts.
9.DISSOLUTION. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect. No other event (including, without limitation, an event described in Section 18-801(4) of the Act) will cause the Company to dissolve.

10.GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ITS CONFLICT-OF-LAWS RULES).
11.NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by (i) depositing such writing with a reputable overnight courier for next business day delivery, (ii) depositing such writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, or (iii) delivering such writing to the recipient in person, by courier, by facsimile transmission, by e-mail correspondence or by other electronic transmission; and a notice, request, or consent given under this Agreement is effective upon receipt against the Person who receives it. All notices, requests and consents to be sent to the Member must be sent to or made at 4200B Stone Road, Kilgore, Texas 75662, Attention: Chris Booth, General Counsel, or such other address as that the Member may specify by notice to the other Members. Any notice, request or consent to the Company or the Board must be given to the Board or, if appointed, the secretary of the Company at the Company’s chief executive offices. Any notice, request or consent to any director must be given to such director at such address, facsimile number or e-mail address provided by such director to the Company. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
12.DEFINITIONS. For the purposes of this Agreement:
“Act” shall have the meaning ascribed to it in Section 1.
“Agreement” shall have the meaning ascribed to it in the preamble.
“Annual Business Plan” means the annual business plan of the Martin Group Companies, as approved by the Board in accordance with this Agreement.
“Board” shall have the meaning ascribed to it in Section 7(a).
    “Business Day” means any day, other than a Saturday or a Sunday on which national banks are legally permitted to be open for ordinary banking business in the United States.
“Cash Available for Distribution” means, as of any date of determination, (i) the sum of all cash and cash equivalents of the Company on hand (after deduction of expenses paid by the Company), less (ii) cash reserves established by the Board from time to time for the proper conduct of the business of the Company, but in no event greater than Five Hundred Thousand Dollars ($500,000.00).
“Company” means shall have the meaning ascribed to it in Section 1.
“Conflicts Committee” means the Conflicts Committee of the Board, which shall consist of at least three Independent Directors.
“Effective Date” shall have the meaning ascribed to it in the preamble.
“Equity Interests” means (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and (ii) with respect to any partnership or limited liability company, all partnership or limited liability company interests, units, participations or equivalents of partnership or limited liability company interests of such partnership or limited liability company, however designated.
“Finance Corp” means Martin Midstream Finance Corp., a Delaware corporation.
“Fiscal Year” means the calendar year beginning on January 1 and ending on December 31.
“Governing Documents” means, with respect to an entity, its certificate or agreement of limited partnership, partnership agreement, certificate of formation, company agreement or limited liability company agreement, certificate or articles of incorporation, bylaws, or any other entity organizational documents.
“Independent Director” shall mean a director that qualifies as “independent” under the Securities Exchange Act of 1934, as amended, the regulations of the SEC and the exchange rules applicable from time to time to MMLP and, by virtue of its role as the general partner of MMLP, the Company.
“Joint Ventures” means with respect to a Person, any other Person owned by but not a Subsidiary of such Person.
“Martin Group Company” means any of MMLP, Operating GP, Operating Partnership, Finance Corp, Redbird, Talen’s and MTI, or any Subsidiary of the foregoing and “Martin Group Companies” means such Persons collectively.
“Member” shall have the meaning ascribed to it in Section 4.
“MMGP Holdings” shall have the meaning ascribed to it in in Section 4.
“MMLP” means Martin Midstream Partners L.P., a Delaware limited partnership.
“MMLP Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of MMLP dated November 23, 2021, as the same may be amended from time to time.
“MRLLC” means Martin Resource, LLC, a Delaware limited liability company, and/or those Persons who become successors and assigns to all or part of its membership interests in MMGP Holdings.
“MRMC” means Martin Resource Management Corporation, a Texas corporation.
“MTI” means Martin Transport, Inc., a Texas corporation.
“Omnibus Agreement” means that certain Omnibus Agreement dated November 1, 2002, by and among MRMC, the Company, MMLP, Operating Partnership and certain other parties, as amended from time to time.
“Operating GP” means Martin Operating GP LLC, a Delaware limited liability company.
“Operating Partnership” means Martin Operating Partnership L.P., a Delaware limited partnership.
“Person” means an individual or a corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated organization, association or other entity.

“Redbird” means Redbird Gas Storage LLC, a Delaware limited liability company.
“Subsidiary” means at any date, any entity directly or indirectly through any number of intermediaries, owns Equity Interests that (i) represent more than 50% of the total number of outstanding common or other residual Equity Interests (however denominated) of such entity, (ii) represent more than 50% of the total voting power of all outstanding Equity Interests of such entity which are entitled to vote in the election of directors, managers or other persons performing similar functions for and on behalf of such entity (for the avoidance of doubt, a limited partnership shall be a “Subsidiary” of its general partner and MMLP is a subsidiary of the Company), (iii) are entitled to more than 50% of the dividends paid and other distributions made by such entity prior to liquidation or (iv) are entitled to more than 50% of the assets of such entity or proceeds from the sale thereof upon liquidation.
“Talen’s” means Talen’s Marine & Fuel, LLC, a Louisiana limited liability company.
13.LIMITATION OF DUTIES. No director (in his or her capacity as a director and/or manager) shall have any duties (including fiduciary duties) or liabilities relating thereto, or liabilities for breach of contract, to the Company, the Member or the other directors and/or managers; provided that this Agreement does not eliminate (i) the applicability thereto of the implied contractual covenant of good faith and fair dealing under the common law of the State of Delaware or (ii) the liability of any person for any act or omission that constitutes a bad faith violation of such implied contractual covenant of good faith and fair dealing, each as contemplated by Section 18-1101 of the Act.
14.ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, and supersedes and replaces the prior limited liability company agreement of the Company in all respects.
[Signature Page Immediately Follows]
IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has caused this Agreement to be duly executed as of the date first written above.

MMGP HOLDINGS LLC
By: Martin Resource LLC, its Member

By: Martin Resource Management
Corporation, its sole member

By: /s/Sharon L. Taylor
Sharon L. Taylor, Vice President
and Chief Financial Officer

By: Statehouse Investor I, L.P., its Member

By: Statehouse Investor I GP LLC, its
general partner

By: /s/Ruben S. Martin, III
Ruben S. Martin, III, President

By: Statehouse Investor II, L.P., its Member

By: Statehouse Investor II GP LLC, its
general partner

By: /s/Ruben S. Martin, III
Ruben S. Martin, III, President